UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2018

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

On May 18, 2018 (the “Petition Date”), Rex Energy Corporation (“Rex Energy” or the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Pennsylvania (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking to jointly administer all of the Debtors’ chapter 11 cases (the “Chapter 11 Cases”) under the caption In re R.E. Gas Development, LLC, Case No. 18-22032. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company has filed a series of first day motions with the Court that will allow it to continue to conduct business without interruption. These motions are designed primarily to minimize the effect of bankruptcy on the Company’s operations, customers and employees.

The Company expects to continue operations in the normal course during the pendency of the Chapter 11 Cases, and anticipates making royalty payments and payments to working interest owners when due, subject to Bankruptcy Court approval. Employees should expect no change in their daily responsibilities and to be paid in the ordinary course of business.

Restructuring Support Agreement

In connection with its Chapter 11 filing, the Company announced today that it has reached an agreement (the “Restructuring Support Agreement”), executed on May 18, 2018, with (i) certain beneficial owners of and/or the investment manager of the beneficial owners (the “Consenting Noteholders”) of the Company’s 1.00%/8.00% Senior Secured Second Lien Notes due 2020 (such notes, collectively, the “Prepetition Second Lien Notes”) governed by that certain Indenture, dated as of March 31, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Prepetition Second Lien Notes Indenture”), by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee, (ii) Angelo, Gordon Energy Servicer, LLC (“AGES”), as administrative agent and collateral agent under that certain Term Loan Credit Agreement, dated as of April 28, 2017 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Prepetition First Lien Credit Agreement”), by and among the Company, as borrower, AGES, as Administrative Agent and collateral agent, Macquarie Bank Limited, as issuing bank, and the lenders party thereto (the “First Lien Lenders”); and (iii) certain First Lien Lenders.

Pursuant to the terms of the Restructuring Support Agreement, AGES, 100% of the First Lien Lenders and 71.8% of the holder of the Prepetition Second Lien Notes have agreed on the basic terms of a sale process designed to encourage a robust auction for substantially all of the Debtors’ assets (the “Sale Process”). The Sale Process will have a reserve price sufficient to pay the obligations owing to the DIP Lenders and First Lien Lenders in full. The Debtors will also simultaneously pursue a plan process pursuant to which either (i) if a sale is not consummated, the DIP Lenders (as defined below) and First Lien Lenders would receive 100% of the equity in the reorganized company or (ii) if a sale is consummated (including through a chapter 11 plan), the obligations owing to the DIP Lenders and First Lien Lenders would be repaid in full from the net proceeds of such sale and the holders of allowed claims under the Prepetition Second Lien Notes Indenture would receive the excess proceeds from such sale (the “Plan Process”). Attached to the Restructuring Support Agreement as exhibits are two term sheets: (1) a restructuring term sheet outlining the Sale Process and the terms of a comprehensive settlement between the Company, AGES, the First Lien Lenders and the Consenting Noteholders with respect to certain yield maintenance and call protection amounts which have become due under the Prepetition First Lien Credit Agreement; and (2) a plan term sheet, which outlines the terms of the Plan Process. Under the Restructuring Support Agreement (and subject to the terms thereof), the Debtors, AGES, the First Lien Lenders and the Consenting Noteholders agreed, among other things, to support the Sale Process and the Plan Process, as applicable, and to abide by certain milestones regarding the Sale Process and the Plan Process and administration of the Chapter 11 Cases.

The Restructuring Support Agreement contemplates the approval by the Bankruptcy Court of the DIP Credit Agreement described below under the heading “Debtor-in-Possession Financing.”

The Restructuring Support Agreement includes an agreed timeline for the Chapter 11 Cases that, if met, would result in the Company closing on a qualified bid and/or confirming a chapter 11 plan and emerging from bankruptcy within 170 days. The proposed terms of the DIP Credit Agreement and the proposed terms of the Sale Process and the Plan Process set forth in the Restructuring Support Agreement are to be effectuated through the Chapter 11 Cases and remain subject to Bankruptcy Court approval. The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, on May 18, 2018, the Debtors filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of debtor-in-possession financing on terms and conditions set forth in a proposed Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Company, as borrower, the financial institutions or other entities from time to time parties thereto, as lenders (the “DIP Lenders”), and AGES, as administrative agent and collateral agent (the “Agent”). The initial lenders under the DIP Credit Agreement are expected to be one or more of the lenders under the Prepetition First Lien Credit Agreement or the affiliates of such lenders. The DIP Credit Agreement, if approved by the Court as proposed, would contain the following terms:

•	a $100 million new money super-priority senior debtor-in-possession delayed draw term loan (the “New Money Tranche”);

•	following approval by the Bankruptcy Court, proceeds of the DIP Credit Agreement could be used by the Debtors to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) make payments in respect of certain “adequate protection” obligations and (iii) fund working capital needs, capital improvements and expenditures of the Company and its subsidiaries, in all cases subject to the terms of the DIP Credit Agreement and applicable orders of the Bankruptcy Court;

•	the maturity date of the DIP Credit Agreement is expected to be the earlier to occur of: (i) six months after the Petition Date; (ii) 40 days after entry of the interim order approving the DIP Motion unless the final order approving the DIP Motion is entered; (iii) the effective date of a chapter 11 plan approved in the Chapter 11 Cases; (iv) the sale of all or substantially all of the Debtors’ assets; or (v) acceleration of the debtor-in-possession financing and the termination of the commitments under the DIP Credit Agreement;

•	interest would accrue at a rate per year equal to the LIBOR rate (with a floor of 1.00%) plus 8.75%;

•	the Company would be required to pay the following fees pursuant to the terms of the DIP Credit Agreement:

•	Unused Commitments Fee: 3.25% per annum on the daily unused amount of the New Money Tranche;

•	Upfront Premium Fee: (a) to the Agent for each DIP Lender, 3.75% of each commitment of each DIP Lender, due and payable on the effective date of the DIP Credit Agreement; and (b) to Macquarie Bank Limited, in its capacity as the issuer of Letters of Credit under the DIP Credit Agreement, for its own account, 0.50% of the aggregate face amount of all existing Letters of Credit;

•	L/C Commitment Fronting Fee: 1.0% per annum on the average daily amount of the Letter of Credit Exposure; and

•	Agent Fees: Separately agreed upon between the Company and the Administrative Agent.

•	the obligations and liabilities of the Company under the DIP facility would be secured by a valid, binding, continuing, enforceable, fully-perfected first priority, senior priming lien on, and security interest in, all Unencumbered Property and Prepetition Collateral, and junior liens on any Prepetition Collateral that is not encumbered by Non-Primed Liens (each as defined in the DIP Credit Agreement);

•	the proposed Debtor-in-Possession financing would be subject to customary covenants, prepayment events, events of default and other provisions.

The DIP Credit Agreement is subject to approval by the Bankruptcy Court, which has not been obtained at this time. The Debtors anticipate closing the DIP Credit Agreement promptly following approval by the Bankruptcy Court of the DIP Motion. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Additional information about the Chapter 11 Cases, court filings and other documents related to the Chapter 11 Cases are available on a website administered by the Debtors’ claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/ RexEnergy.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default under certain of the Company’s debt instruments, including the Prepetition First Lien Credit Agreement, the Prepetition Second Lien Notes Indenture, and the indentures governing the Company’s unsecured 8.875% Senior Notes due 2020 and 6.250% Senior Notes due 2022 (together, the “Unsecured Notes Indentures”), which results in automatic acceleration of the Company’s obligations under such debt instruments. However, as previously reported, the outstanding obligations under the Prepetition First Lien Credit Agreement and the Unsecured Notes Indentures were accelerated prior to the Petition Date.

The commencement of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K could also lead to termination of certain Secured Swap Agreements (the “Swap Agreements”) between the Company and each of (a) BP Energy Company, dated November 1, 2016, and (b) Macquarie Bank Limited, dated April 28, 2017 (together, the “Swap Counterparties”). However, the Company and the Swap Counterparties agreed to enter into letter agreements modifying the Swap Counterparties’ termination rights under the Swap Agreements as a result of the commencement of the Chapter 11 Cases.

Any efforts to enforce payment obligations under the aforementioned debt instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Termination of Nondisclosure Agreements with Certain Holders of 1.0%/8.0% Senior Secured Notes due 2020

As previously disclosed, prior to the Petition Date, the Company had been engaged in discussions with the certain holders of the Prepetition Second Lien Notes (the “Second Lien Noteholders “) regarding potential transactions involving a recapitalization, refinancing, or other restructuring transaction with respect to the Company (each, a “Possible Transaction”).

In connection with these discussions, on March 21, 2018, the Company executed confidentiality agreements (the “NDAs”) with certain Second Lien Noteholders, pursuant to which the Company shared certain confidential information with such Second Lien Noteholders (collectively, the “Cleansing Materials”). As reported on April 12, 2018, one of such NDAs terminated on April 11, 2018. Such NDA was later reinstated on April 26, 2018. Pursuant to the terms of the NDAs, all NDAs terminated upon the commencement of the Chapter 11 Cases, and, as a result, the Cleansing Materials must be disclosed in this Current Report on Form 8-K. Copies of the Cleansing Materials are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information under this heading shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 8.01	Other Events

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibits contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this Report and the Exhibits that are not historical facts are forward-looking statements. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target” or “continue,” the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

These forward-looking statements relate, in part, to the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Debtors’ ability to obtain approval by the Bankruptcy Court of the Restructuring Support Agreement, the relief requested in the first day motions, the DIP Motion, any sale and any plan of reorganization of the Company; the ability of the Debtors to develop and consummate one or more plans of reorganization with respect to the Chapter 11 Cases; the Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; the length of time the Debtors will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Debtors’ ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 Cases on the Debtors’ liquidity, results of operations or business prospects; the ability to execute the Company’s business and restructuring plan; increased legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the negotiation of the terms, conditions and other provisions of the Debtor-in-Possession Facility with the prospective lenders; the anticipated closing of the DIP Credit Agreement; the need for Court orders approving the DIP Motion; the sufficiency of the liquidity purported to be made available by the DIP Credit Agreement; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this Current Report on Form 8-K. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1	Restructuring Support Agreement

99.1	Business Plans

99.2	KEIP Presentation

99.3	KERP Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: May 18, 2018	By:	/s/ Curtis J. Walker
	Name:	Curtis J. Walker
	Title:	Chief Financial Officer